     As filed with the Securities and Exchange Commission on March 1, 1994
                                                                Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                             _____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                             _____________________

                         FIRST FIDELITY BANCORPORATION
               (Exact name of issuer as specified in its charter)

                New Jersey                              22-2826775
     (State or other jurisdiction of       (I.R.S. Employer Identification No.)
      incorporation of organization)

                                2673 Main Street
                        Lawrenceville, New Jersey 08648
                    (Address of principal executive offices)

                   FIRST FIDELITY BANCORPORATION SAVINGS PLAN
                            (Full title of the plan)

                           JAMES L. MITCHELL, ESQUIRE
                         First Fidelity Bancorporation
                                550 Broad Street
                           Newark, New Jersey  07102
                    (Name and address of agent for service)

                                 (201) 565-7119
         (Telephone number, including area code, of agent for service)
                            _______________________
                                    Copy to:
                               JAMES W. JENNINGS
                            Morgan, Lewis & Bockius
                             2000 One Logan Square
                          Philadelphia, PA  19103-6993
                                 (215) 963-5276
                            _______________________

                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
     Title of securities             Number of           Proposed maximum        Proposed maximum
            to be                  shares to be           offering price             aggregate               Amount of
        registered (1)            registered (2)           per share (3)         offering price (3)     registration fee (4)
- ----------------------------------------------------------------------------------------------------------------------------
  Common Stock, Par                   500,000                 $43.44                $21,720,000                $7,489
  Value $1.00 per share
============================================================================================================================

(1) This registration statement covers shares of Common Stock of First Fidelity Bancorporation which may be offered or sold pursuant to the First Fidelity Bancorporation Savings Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Pursuant to Rule 457(h)(2), no separate registration fee is required with respect to the interests in the plan.

(2) Each share of Common Stock covered by this registration statement has attached thereto one Right to Purchase Series E Junior Participating Preferred Stock of First Fidelity Bancorporation and such Rights are included in this registration statement. Because the Rights are issued for no additional consideration, no additional registration fee is required.

(3) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for a share of Common Stock on February 25, 1994, as reported on the New York Stock Exchange.

(4)   Calculated pursuant to Section 6(b) as follows: 1/29 of one percent of the proposed maximum aggregate offering price.
================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      Pursuant to General Instruction E of Form S-8, the contents of the Company's earlier Registration Statements on Form S-8 (Registration No. 33-20089 and Registration No. 33-45404) relating to the First Fidelity Bancorporation Savings Plan are incorporated herein by reference.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents, as filed by First Fidelity Bancorporation (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement and made a part hereof:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1992, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), and the Annual Report on Form 11-K for the First Fidelity Bancorporation Savings Plan (the "Savings Plan") for the year ended December 31, 1992, filed pursuant to Section 15(d) of the Exchange Act.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports referred to in (a) above.

         (c) The description of the Common Stock and the Rights to Purchase Series E Junior Participating Preferred Stock of the Company contained in the Company's most recent registration statements filed under the Exchange Act, including any amendment or report filed for the purpose of updating such descriptions.

      All reports and other documents subsequently filed by the Company or the Savings Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 3-5, Title 14A, of the New Jersey Business Corporation Act contains detailed provisions for indemnification of directors and officers of New Jersey corporations against expenses, judgments, fines and settlements in connection with litigation.

      The Company's Restated Certificate of Incorporation and By-laws provide for indemnification of the Company's directors and officers against certain liabilities. The Company's Restated Certificate of Incorporation also eliminates liability of directors and officers for monetary damages in certain instances.

      The Company has obtained directors' and officers' liability insurance policies which insure its directors and officers and the directors and officers of its subsidiaries in certain circumstances.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  EXHIBITS.

      The following is a list of exhibits filed as part of this Registration Statement.

Exhibit
Number                            Exhibit
- ------                            -------
  5.1            Opinion of Counsel for First Fidelity Bancorporation.

  5.2            Internal Revenue Service Determination Letter (incorporated by reference to Exhibit 5(c) to the  Company's
                 Registration Statement on Form S-8 (No. 33-20089)), filed with the Commission on  February 11, 1988.  The
                 Registrant undertakes that it will submit any amendments thereto to the  Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes  required by the IRS in order to qualify the Savings Plan.

 15.1            Letter of KPMG Peat Marwick regarding unaudited interim financial information.

 23.1            Consent of KPMG Peat Marwick

 23.2            Consent of Counsel for First Fidelity Bancorporation (included in Exhibit 5.1).

 24.1            Power of Attorney

ITEM 9.  UNDERTAKINGS.

      (a)        The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) of the Exchange Act (and each filing of the Savings Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey on February 28, 1994.

                                        FIRST FIDELITY BANCORPORATION



                                        By:     /s/JAMES L. MITCHELL
                                           ------------------------------------
                                                   James L. Mitchell
                                            Executive Vice President, General
                                                 Counsel and Secretary


      The Plan. Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of the First Fidelity Bancorporation Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on February 28, 1994.

                                        FIRST FIDELITY BANCORPORATION
                                        SAVINGS PLAN

                                        By:      ADMINISTRATIVE COMMITTEE



                                        By:     /s/WILLIAM A. KARMEN
                                           ------------------------------------
                                                   William A. Karmen
                                                   Chairman of the
                                              Administrative Committee

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                Signature                         Title                     Date
                ---------                         -----                     ----
                                                  Chairman of the Board,    February 17, 1994
       /s/ANTHONY P. TERRACCIANO                  President and Chief
 ----------------------------------------         Executive Officer
          Anthony P. Terracciano

            /s/LOUIS E. AZZATO                    Director                  February 17, 1994
 ----------------------------------------
               Louis E. Azzato


           /s/EDWARD E. BARR                      Director                  February 17, 1994
 ----------------------------------------
              Edward E. Barr


        /s/ROLAND K. BULLARD, II                  Director                  February 17, 1994
 ----------------------------------------
           Roland K. Bullard, II

                Signature                         Title                     Date
                ---------                         -----                     ----
              /s/LEE A. BUTZ                      Director                  February 17, 1994
 ----------------------------------------
                 Lee A. Butz

      /s/LUTHER R. CAMPBELL, JR.                  Director                  February 17, 1994
 ----------------------------------------
         Luther R. Campbell, Jr.


         /s/JOHN GILRAY CHRISTY                   Director                  February 17, 1994
 ----------------------------------------
            John Gilray Christy


            /s/JAMES G. CULLEN                    Director                  February 17, 1994
 ----------------------------------------
               James G. Cullen

        /s/GONZALO DE LAS HERAS                   Director                  February 17, 1994
 ----------------------------------------
           Gonzalo de Las Heras


           /s/E. JAMES FERLAND                    Director                  February 17, 1994
 ----------------------------------------
              E. James Ferland

                                                  Director                  February 17, 1994
 ----------------------------------------
             Arthur M. Goldberg


         /s/LESLIE E. GOODMAN                     Director                  February 17, 1994
 ----------------------------------------
            Leslie E. Goodman


           /s/FRANK M. HENRY                      Director                  February 17, 1994
 ----------------------------------------
              Frank M. Henry

           /s/WILLIAM F. HYLAND                   Director                  February 17, 1994
 ----------------------------------------
              William F. Hyland


        /s/JUAN RODRIGUEZ INCIARTE                Director                  February 17, 1994
 ----------------------------------------
           Juan Rodriguez Inciarte

            /s/JOHN R. KENNEDY                    Director                  February 17, 1994
 ----------------------------------------
               John R. Kennedy


           /s/ROCCO J. MARANO                     Director                  February 17, 1994
 ----------------------------------------
              Rocco J. Marano


        /s/JAMES D. MORRISSEY, JR.                Director                  February 17, 1994
 ----------------------------------------
           James D. Morrissey, Jr.

                Signature                         Title                     Date
                ---------                         -----                     ----
           /s/JOSEPH NEUBAUER                     Director                  February 17, 1994
 ----------------------------------------
              Joseph Neubauer

           /s/PETER C. PALMIERI                   Director                  February 17, 1994
 ----------------------------------------
              Peter C. Palmieri


        /s/WOLFGANG SCHOELLKOPF                   Principal Financial       February 17, 1994
 ----------------------------------------         Officer and Director
           Wolfgang Schoellkopf


      /s/ROBERT MONTGOMERY SCOTT                  Director                  February 17, 1994
 ----------------------------------------
         Robert Montgomery Scott

            /s/REBECCA STAFFORD                   Director                  February 17, 1994
 ----------------------------------------
               Rebecca Stafford


             /s/SEFTON STALLARD                   Director                  February 17, 1994
 ----------------------------------------
                Sefton Stallard

           /s/BERNARD C. WATSON                   Director                  February 17, 1994
 ----------------------------------------
              Bernard C. Watson


        /s/ANTHONY R. BURRIESCI                   Principal Accounting      February 17, 1994
 ----------------------------------------         Officer
           Anthony R. Burriesci





      By:       /s/JAMES L. MITCHELL
         --------------------------------
                   James L. Mitchell
                   Attorney-in-fact

                               INDEX TO EXHIBITS


Exhibit                                                                             Sequentially
Number                                           Document                          Numbered Page
- ------                                           --------                          -------------
  5.1*                            Opinion of Counsel for First Fidelity                  E-2
                                  Bancorporation

  5.2                             Internal Revenue Service Determination Letter
                                  (incorporated by reference)

 15.1*                            Letter of KPMG Peat Marwick regarding                  E-5
                                  Unaudited Interim Financial Information.


 23.1*                            Consent of KPMG Peat Marwick                           E-7

 23.2                             Consent of Counsel for First Fidelity
                                  Bancorporation (included in Exhibit 5.1)

 24.1*                            Power of Attorney                                      E-9


*  Filed herewith.